Exhibit 4.2
Specimen Certificate for Series A Preferred Stock, par value $0.0001 per share
[Face of Certificate]

NUMBER	SHARES
INCORPORATED UNDER THE LAWS OF THE STATE OF DELAWARE
GLG PARTNERS, INC.
The Corporation is authorized to issued 58,904,993 shares of
Series A Voting Preferred Stock, $0.0001 par value
This Certifies that                                               is the owner of
          fully paid and non-assessable Shares of the above Corporation transferable only on the books of the Corporation by the holder hereof in person or by duly authorized Attorney upon surrender of this Certificate properly endorsed.
In Witness Whereof, the said Corporation has caused this Certificate to be signed by its duly authorized officers and to be sealed with the Seal of the Corporation.
Dated

Chief Executive Officer	[Seal]	Secretary

[Reverse of Certificate]
THE SHARES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED WITH THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR APPLICABLE STATE SECURITIES LAWS FOR SALE OR RESALE. THESE SHARES MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED IN THE UNITED STATES UNTIL SO REGISTERED OR EXCEPT PURSUANT TO AN AVAILABLE EXEMPTION FROM REGISTRATION. INVESTORS SHOULD BE AWARE THAT THEY MAY BE REQUIRED TO BEAR THE FINANCIAL RISKS OF AN INVESTMENT IN THESE SHARES FOR AN INDEFINITE PERIOD OF TIME. THE ISSUER OF THESE SHARES MAY REQUIRE AN OPINION OF COUNSEL IN FORM AND SUBSTANCE SATISFACTORY TO THE ISSUER TO THE EFFECT THAT ANY PROPOSED TRANSFER OR RESALE IS IN COMPLIANCE WITH THE ACT AND ANY APPLICABLE STATE SECURITIES LAWS.
          The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations. Additional abbreviations may also be used though not in the list.

TEN COM	—	as tenants in common
TEN ENT	—	as tenants by the entireties
JT TEN	—	as joint tenants with right of survivorship and not as tenants in common
UNIF GIFT MIN ACT —                                                     Custodian                                                  (Minor)
          under Uniform Gifts to Minors Act                                                  (State)
UNIF TRF MIN ACT —                                                  Custodian                                                   (Minor)
          under                                                  (State) Uniform Transfer to Minors Act
          For value received, the undersigned hereby sells, assigns and transfers unto

PLEASE INSERT SOCIAL SECURITY OR OTHER
IDENTIFYING NUMBER OF ASSIGNEE

PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS OF ASSIGNEE

Shares
represented by the within Certificate, and hereby irrevocably constitutes and appoints

Attorney
to transfer the said shares of stock on the books of the within-named Corporation with full power of substitution in the premises.

Dated

NOTICE:	The signature to this assignment must correspond with the name as written upon the face of the certificate in every particular, without alteration or enlargement or any change whatever.

In presence of: